Exhibit 10.3

EAGLEROCK LAND

LONG TERM INCENTIVE PLAN

Form of Restricted Share Unit Grant for Non-Employee Directors

Pursuant to the terms and conditions of the EagleRock Land, LLC Long Term Incentive Plan effective as of May 15, 2026 (the “Plan”), EagleRock Land, LLC, a Texas limited liability company (the “Company”), hereby grants to the individual listed below (“you” or “Participant”) the number of Restricted Share Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Share Unit Agreement attached hereto as Exhibit A (the “Agreement”), the Plan and, if applicable, the Time of Settlement Election Form attached hereto as Exhibit B (the “Election Form”), each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan or the Agreement, as applicable.

Participant:
Effective Date:
Total Number of Restricted Share Units:
Vesting Schedule:

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Share Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Participant has executed this Grant Notice, effective for all purposes as provided above.

EAGLEROCK LAND, LLC

By:

Name: Gregory Pipkin Jr.

Title: Chief Executive Officer

PARTICIPANT

Name:

Signature Page to

Restricted Share Unit Grant Notice

EXHIBIT A

RESTRICTED SHARE UNIT AGREEMENT

This Restricted Share Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Effective Date set forth in the Grant Notice to which this Agreement is attached (the “Effective Date”) by and between EagleRock Land, LLC, a Texas limited liability company (the “Company”), and [_________] (“Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice, as applicable.

1.
Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.
(a)
“Cause” means the Board’s determination (excluding the Participant) of misconduct by the Participant that is or may be materially injurious to the Company or that results in the Participant’s inability to substantially perform the Participant’s duties to the Company; provided, however, that if the Participant’s actions or omissions are of such a nature that the Board (excluding the Participant) determines that they are curable by the Participant, such actions or omissions must remain uncured for 30 days after the Company first provided the Participant written notice of the obligation to cure such actions or omissions.
(b)
“Qualifying Termination” means a termination of Participant’s service relationship with the Company or an Affiliate by the Company or such Affiliate without Cause, on or within eighteen (18) months following a Change in Control, or if such termination occurs prior to a Change in Control, on or within one hundred eighty (180) days prior to the consummation of a Change in Control.
(c)
“Separation from Service” means a “separation from service” with the Company and its Affiliates within the meaning of the Nonqualified Deferred Compensation Rules.
2.
Award. In consideration of Participant’s past or continued service relationship with the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Effective Date, the Company hereby grants to Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement, plus the additional rights to receive possible Dividend Equivalents, in accordance with the terms and conditions set forth herein. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Subject to the foregoing, this Agreement shall control with respect to the terms and conditions of this Award. To the extent vested, each RSU represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested and settled in accordance with Section 5, Participant will have no right to receive any Shares or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
3.
Vesting of RSUs.
(a)
Except as otherwise set forth in Sections 3(b), the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Upon a termination of Participant’s service relationship with the Company or an Affiliate prior to the vesting of all of the RSUs (but after giving

Exhibit A-1

effect to any accelerated vesting pursuant to Sections 3(b), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)
Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, the RSUs shall immediately become fully vested upon a Qualifying Termination; provided, however, that if a deferral election is made with respect to such RSUs, accelerated vesting shall only occur if it is in compliance with Treasury Regulation § 1.409A-2(a)(5) and payment shall be made at the time specified therein.
(c)
In the event of the acceleration of this Award due to a Change in Control, any deferral election shall no longer be enforced.
(d)
Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 3 and any other written agreement or employment agreement entered into by and between Participant and the Company or its Affiliates, the terms of this Agreement shall control.
4.
Dividend Equivalents. In the event that the Company declares and pays a dividend or other distribution in respect of its Shares on or after the Effective Date and, on the record date for such dividend or distribution, Participant holds RSUs granted pursuant to this Agreement that have not been settled in accordance with Section 5 hereof or forfeited, the Company shall accrue on behalf of Participant an amount in cash equal to the dividends or other distributions that Participant would have received if Participant had been the holder of record of the number of Shares related to the portion of Participant’s RSUs that have not been settled as of such record date. Any such accrued amounts shall be paid to Participant (without interest) on the same date that the RSUs to which such amounts relate are settled pursuant to Section 5, with the amount payable determined based on the number of RSUs that actually vest and are settled. If any RSUs to which Dividend Equivalents relate are forfeited without consideration, the Dividend Equivalents related to such forfeited RSUs shall also be forfeited without consideration.
5.
Settlement of RSUs. The Company shall deliver to Participant a number of Shares equal to the number of RSUs that have become vested pursuant to Section 3 as soon as administratively practicable following (and in all events within sixty (60) days following) the Settlement Date. The “Settlement Date” means (a) if Participant has delivered a valid and timely Election Form, the date elected by Participant in the Election Form, or (b) if Participant has not delivered a valid and timely Election Form, the Vesting Date. An Election Form shall be “valid and timely” only if it is delivered to the Company either (i) on or before December 31 of the calendar year preceding the calendar year in which the services giving rise to the RSUs are performed, or (ii) no later than the thirtieth (30th) day following the Effective Date and at least twelve (12) months prior to the Vesting Date, and otherwise satisfies the applicable requirements of the Nonqualified Deferred Compensation Rules, including Treasury Regulation § 1.409A-2(a)(5). Any purported election that does not satisfy the foregoing requirements shall be disregarded, and the Settlement Date shall be the Vesting Date. A termination of Participant’s service relationship shall constitute a Settlement Date only if it is a Separation from Service, and a Change in Control shall constitute a Settlement Date only if it also constitutes a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5). If Participant dies before the RSUs have been settled, any vested RSUs shall be settled, and the Shares delivered to Participant’s estate, within sixty (60) days following the date of Participant’s death. All Shares issued hereunder shall be delivered either by delivering one or more certificates for such Shares to Participant or by entering such Shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
6.
Tax Consequences. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award (including any Dividend Equivalents) or the disposition of the underlying Shares, and Participant has been advised, and hereby is advised, to consult a tax advisor. Participant acknowledges and agrees that none of the Board, the Committee, the Company or any Affiliate has made any representation or warranty as to the tax consequences to Participant as a result of the receipt of the RSUs, the vesting of the RSUs or the forfeiture of any of the RSUs (or any associated Dividend Equivalents). Participant represents that Participant is in no manner relying on the Board, the Committee, the Company, an Affiliate or any of their respective members, managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. Participant further agrees to indemnify and hold the Company and its Affiliates harmless for any damages, costs, expenses, taxes, judgments or other actions or amounts resulting from any actions or inactions of Participant with respect to the tax consequences of this Award or the underlying Shares.
7.
Non-Transferability. During the lifetime of Participant, the RSUs (and Dividend Equivalents) may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs (and Dividend Equivalents) have been issued and all restrictions applicable to such Shares have lapsed. Neither the RSUs (and Dividend Equivalents) nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
8.
Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder, if any, will be subject to compliance with all applicable legal requirements with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the Shares to be issued; or (b) in the opinion of legal counsel to the Company, the Shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
9.
Legends. If a share certificate is issued with respect to any Shares delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this

Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Shares are then listed. If the Shares issued hereunder are held in book-entry form, then such entry will reflect that the Shares are subject to the restrictions set forth in this Agreement.
10.
Rights as a Shareholder. Neither Participant nor any person claiming under or through Participant shall have rights as a shareholder of the Company (including voting rights) with respect to any Shares that may become deliverable hereunder unless and until Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.
11.
Execution of Receipts and Releases. Any payments of cash or any issuance or transfer of Shares or other property to Participant or Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require Participant or Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided that any review period under such release will not modify the date of settlement with respect to vested RSUs.
12.
No Right to Continued Service Relationship or Awards.
(a)
Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Participant the right to a continued service relationship with the Company, any Affiliate or any other entity, or affect in any way the right of the Company, any such Affiliate or any other entity to terminate such service relationship at any time. Any question as to whether and when there has been a termination of such service relationship, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes.
(b)
The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
13.
Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to Participant (or other holder):

EagleRock Land, LLC
Attn: General Counsel

9655 Katy Freeway, Suite 375

Houston, Texas 77024

If to Participant, at Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier in the manner provided herein shall be deemed to have been duly given to Participant when it is mailed by the Company or, if such notice is not mailed to Participant, upon receipt by Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

14.
Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via the Company’s electronic mail system or by reference to a location on the Company’s intranet to which Participant has access. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
15.
Agreement to Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
16.
Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby. All prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. No employment, consulting or severance agreement, or severance plan applicable to Participant shall modify the treatment of this Award. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Participant shall be effective only if it is in writing and signed by both Participant and an authorized officer of the Company.
17.
Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
18.
Clawback. Notwithstanding any other provision in the Plan or this Agreement to the contrary, any Award granted hereunder, and any other agreement or arrangement with the Company that is subject to recovery under any law, government regulation or applicable stock exchange listing rule, are subject to any written clawback policies that the Company may adopt either prior to or following the Effective Date, whether required pursuant to or related to any applicable law, government regulation or stock exchange listing rule. Any such clawback policy may subject a Participant’s Award and amounts received with respect to such Award to reduction, cancelation, forfeiture or recoupment if certain specified events occur, including an accounting restatement or other events or wrongful conduct specified in any such clawback policy. The Committee will make any determination for reduction, cancelation, forfeiture or recoupment in its sole discretion and in accordance with any applicable law or regulation.

19.
Insider Trading Policy. The terms of the Company’s insider trading policy with respect to Shares are incorporated herein by reference.
20.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of Texas law.
21.
Consent to Jurisdiction and Venue. Participant hereby consents and agrees that the state and federal courts located in Harris County, Texas shall each have personal jurisdiction and be a proper venue with respect to any dispute between Participant and the Company arising in connection with the RSUs or this Agreement. In any dispute with the Company, Participant will not raise, and Participant hereby expressly waives, any objection or defense to such jurisdiction as an inconvenient forum.
22.
Successors and Assigns. The Company may assign any of its rights under this Agreement without Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Participant and Participant’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
23.
Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
24.
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic or digital signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
25.
Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Agreement are intended to be exempt from or compliant with the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be construed and interpreted in accordance with such intent. Notwithstanding any other provision of this Agreement, the settlement of RSUs under this Agreement may only be made upon an event and in a manner that complies with the Nonqualified Deferred Compensation Rules or an applicable exemption. Except to the extent Participant has delivered a valid and timely Election Form, any settlement of RSUs under this Agreement that may be excluded from the Nonqualified Deferred Compensation Rules either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded to the maximum extent possible. For purposes of the Nonqualified Deferred Compensation Rules, each installment payment provided under this Agreement shall be treated as a separate payment. Any settlement of RSUs to be made under this Agreement upon a termination of employment or service relationship shall only be made upon a “separation from service” under the Nonqualified Deferred Compensation Rules. To the extent that the Committee determines that the RSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when Participant becomes eligible for settlement of the RSUs upon his or her “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following Participant’s separation from service and (b) Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules, and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of noncompliance with the Nonqualified Deferred Compensation Rules.

EXHIBIT B

TIME OF SETTLEMENT ELECTION FORM

Please complete this Time of Settlement Election Form (the “Election Form”) and return a signed copy to Robert W. Hunt Jr. no later than thirty (30) days following the Effective Date (that is, no later than [●]) if you would like to defer settlement of the RSUs and, if applicable, any Dividend Equivalents to a later date.

Participant:

NOTE: This Election Form relates to the RSUs and, if applicable, any Dividend Equivalents. If you do not wish to make a deferral election, you do not have to take any action and payment of the RSUs and any Dividend Equivalents will be made to you at the time specified in the Agreement. If you do wish to make a deferral election, all sections of this Election Form must be completed.

1. Settlement of the RSUs and any Dividend Equivalents

In making this election, these rules apply:

• Unless otherwise specified, capitalized terms used but not defined in this Election Form will have the meaning attributed to them in the Agreement or the Plan, as applicable.

•
You must select one settlement date below, which except as provided in the Agreement, will be the date on which you will receive payment of the RSUs and any Dividend Equivalents relating to those RSUs, if the RSUs vest.

• Each settlement date you may select below is intended to be a permissible payment event under the Nonqualified Deferred Compensation Rules. A termination of your service relationship will constitute a settlement date only if it is a Separation from Service, and a Change in Control will constitute a settlement date only if it also constitutes a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5).

Election of Settlement Date for the RSUs and any Dividend Equivalents

I hereby elect to receive payment of the RSUs and any Dividend Equivalents relating to those RSUs (if the RSUs vest) on the following date (please select one):

☐ The date that the RSUs and any Dividend Equivalents relating to those RSUs vest under Section 3 of the Agreement;

☐ My Separation from Service;

☐ A Change in Control;

☐ A specific date: _________________ ___, 20___; or

☐ The earliest to occur of the following dates that I select (please select at least two choices):

☐ The date that the RSUs and any Dividend Equivalents relating to those RSUs vest under Section 3 of the Agreement;

☐ My Separation from Service;

Exhibit B-1

☐ A Change in Control; or

☐ A specific date: _________________ ___, 20___.

2. Signature

I understand that this Election Form will become effective and irrevocable on the last date on which it may be timely delivered to the Company as described above. Once I have elected the settlement date for the RSUs and any Dividend Equivalents by filing this Election Form, I understand that (a) the settlement election will be effective as of the effective date specified in the preceding sentence, (b) the settlement election will control over any contrary settlement date specified in Section 5 with respect to the RSUs and Section 4 of the Agreement regarding Dividend Equivalents, and (c) the settlement election may not be changed at any time (except to the extent any subsequent change complies with the Nonqualified Deferred Compensation Rules).

By signing this Election Form, I acknowledge my understanding of, and agreement with, the terms in this Election Form, the Agreement, and the Plan.

EAGLEROCK LAND, LLC

By: ______________________________________

Name: Gregory Pipkin Jr.

Title: Chief Executive Officer

PARTICIPANT

__________________________________________

Name:

B-2